SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

COMMERCIAL FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

Nebraska
(State or other jurisdiction of incorporation)

1-11515	47-0658852
(Commission File Number)	(I.R.S. Employer Identification Number)

13220 California Street, Omaha, Nebraska 68154
(Address of principal executive offices) (Zip Code)

(402) 554-9200
Registrant’s telephone number including area code:

NOT APPLICABLE
(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5.  Other Events:

On November 25, 2002, the Board of Commercial Federal Corporation (the Corporation) authorized phase six of its stock repurchase program. This repurchase consists of 5,000,000 shares of the Corporation’s outstanding common stock and will be completed no later than June 30, 2004. These repurchases can be made at any time and in any amount, depending upon market conditions and various other factors. Any repurchase generally will be on the open-market, although privately negotiated transactions are also possible. In compliance with Nebraska law, all repurchased shares will be cancelled.

Information regarding this announcement is set forth in the press release dated November 25, 2002, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits:

(a)	Exhibits:

Exhibit 99 Press release dated November 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION (Registrant)

Date: November 25, 2002	/s/ David S. Fisher
David S. Fisher Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

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